UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of the Report (Date of earliest event reported) July 6, 2011

SUMMIT FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	333-108818	05-0577932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I R S. Employer Identification No.)

595 South Federal Highway Suite 500 Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

(561) 338-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2011, we entered in to a new employment agreement (the “Agreement”), with Marshall T. Leeds, our Chairman of the Board, Chief Executive Officer, and President. The Agreement supersedes our prior employment agreement with Mr. Leeds, and will become effective on January 1, 2012, upon the expiration of the term of the current employment agreement with Mr. Leeds (with the exception of certain specified provisions in the Agreement which became effective on July 6, 2011). The Agreement will expire on December 31, 2016, with successive one-year automatic renewal terms, unless earlier terminated in accordance with the Agreement.

In accordance with the terms of the Agreement, Mr. Leeds will receive, beginning on January 1, 2012, a base annual salary of $500,000 (subject to yearly increases equal to the greater of 3% or the yearly increase in the Consumer Price Index, but in no case more than 5%), together with a non-discretionary bonus equal to 10% of the Company’s Earnings (as such term is defined in the Agreement), and which bonus is subject to a yearly limitation of $500,000 in 2012, $600,000 in 2013, $700,000 in 2014, $800,000 in 2015 and $900,000 thereafter. Mr. Leeds also was issued on July 6, 2011, seven year options to acquire up to an aggregate 1,304,583 shares of the Company’s Common Stock at an exercise price of $.75, which options will vest in equal annual installments over a five-year period of time, commencing December 31, 2012. The options were issued with an exercise price greater than the closing price of $.70 per share on July 6, 2011, in accordance with the terms of the Agreement. The amount of options issued to Mr. Leeds was based upon 5% of the Company’s outstanding shares of Common Stock on July 6, 2011. In determining such number, the Company assumed, although no assurance can be given, that an aggregate 829,751 shares of common stock owned by a shareholder who is not an affiliate of the Company, will be repurchased by the Company in a privately negotiated transaction. If such repurchase is not consummated by the Company, the Company will not issue and is not under any obligation to issue any additional options issued to Mr. Leeds based upon the above calculation.

Among other things, the Agreement also provides that Mr. Leeds would receive a one-time payment in the event certain conditions are met with respect to a change of control, as defined in the Agreement. Mr. Leeds would also be entitled under the Agreement to certain compensation in the event Mr. Leeds’ employment is terminated without cause or for good reason, as defined in the Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) See Item 1.01 above for a description of the terms of the employment agreement entered into with Mr. Leeds, our Chairman of the Board, Chief Executive Officer, and President

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated July 6, 2011, by and between Marshall T. Leeds and Summit Financial Services Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Summit Financial Services Group, Inc.
(Registrant)

By:	/s/ Steven C. Jacobs
Steven C. Jacobs
Chief Financial Officer

Dated: July 6, 2011